LIMITED POWER OF ATTORNEY



      The undersigned, Arthur F. Victorson, hereby constitutes and appoints each of Philip J. Hawk, Andre C. Bouchard and Ted W. Owen, each singly, as the true and lawful Attorney-In-Fact for the undersigned to exercise the authority and power and do any and all things necessary or appropriate for and on behalf of the undersigned, in the judgment of said Attorney-In-Fact, to: (1) prepare, sign, and file Form 3, Form 4, and Form 5 stock ownership and transaction reports of and for the undersigned required to be filed with the United States Securities and Exchange Commission regarding the securities of Team, Inc.; and (2) to do and perform all and every act and thing whatsoever requisite and necessary to be done with respect to the authority set forth herein as the undersigned might do if personally present. This Limited Power of Attorney supersedes and replaces any and all previous Powers of Attorney granted for this purpose and any such previous Powers of Attorney are hereby revoked.

	The undersigned hereby ratifies and confirms whatsoever said Attorney-In-Fact shall do by virtue hereof in accordance herewith.

      This is a special power of attorney that is coupled with an interest, and it shall survive any disability, insolvency, and bankruptcy of the under signed.

      IN WITNESS WHEREOF, the undersigned has set forth his or her signature below effective this 17th day of October, 2013.





                                                      	/s/ Arthur F. Victorson

							Arthur F. Victorson



0386734.01